   As filed with the Securities and Exchange Commission on October 17, 1997
                                                         Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ________________________

                           EXCEL COMMUNICATIONS, INC.
                         (formerly named New RES, Inc.)
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                             75-2720091
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                   8750 NORTH CENTRAL EXPRESSWAY, SUITE 2000
                              DALLAS, TEXAS 75231
         (Address, including zip code, of principal executive offices)
                            ________________________

               EXCEL COMMUNICATIONS, INC. 1997 STOCK OPTION PLAN
           EXCEL COMMUNICATIONS, INC. 1997 DIRECTOR STOCK OPTION PLAN
                    (Full title of the plans or agreements)
                            ________________________

                         J. CHRISTOPHER DANCE, ESQUIRE
            EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                           EXCEL COMMUNICATIONS, INC.
                   8750 NORTH CENTRAL EXPRESSWAY, SUITE 2000
                              DALLAS, TEXAS 75231
                    (Name and address of agent for service)

                                 (214) 863-8000
         (Telephone number, including area code, of agent for service)
                            ________________________

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                            Proposed maximum
  Title of securities to      Amount to be        Proposed maximum         aggregate offering           Amount of
       be registered         registered(1)    offering price per share          price(2)             registration fee
-----------------------------------------------------------------------------------------------------------------------
 Common Stock, par value       4,400,000                (3)                  $117,425,000                  $35,584
 $.001 per share   . . .         shares
=======================================================================================================================

(1) Consists of 4,000,000 shares of Common Stock issuable pursuant to the EXCEL Communications, Inc. 1997 Stock Option Plan and 400,000 shares of Common Stock issuable pursuant to the EXCEL Communications, Inc. 1997 Director Stock Option Plan.

(2) Estimated pursuant to Rules 457(c) and (h) solely for purposes of computing the registration fee. The calculation of the proposed maximum aggregate offering price is based upon the average of the high and low sales prices per share of the Common Stock reported on The New York Stock Exchange on October 15, 1997 for all shares being registered.

(3) Because there are options still available for grant under the EXCEL Communications, Inc. 1997 Stock Option Plan and the EXCEL Communications, Inc. 1997 Director Stock Option Plan and the exercise prices thereof may be based on the fair market value of the Common Stock on the date of grant, it is not possible as of the date hereof to determine the maximum offering price per share of the shares of Common Stock to be offered under the Plans.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         Note:   The document(s) containing the information concerning the
EXCEL Communications, Inc. 1997 Stock Option Plan and the EXCEL Communications, Inc. 1997 Director Stock Option Plan (collectively, the "Plans") required by
Item 1 of Form S-8 and the statement of availability of registrant information and information relating to the Plans and other information required by Item 2 of Form S-8 will be sent or given to the employees and/or directors of the Registrant and its subsidiaries, as applicable, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant will furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which EXCEL Communications, Inc., a Delaware corporation formerly named New RES, Inc. (the "Company"), has previously filed with the Commission pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

         (a) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A (Commission File No. 001-13433), as filed with the Commission pursuant to the Exchange Act on September 30, 1997, as amended by Amendment No. 1 thereto filed with the Commission on October 3, 1997, and as may be further amended, modified or superseded by any report or amendment filed with the Commission for the purpose of updating such description; and

         (b) The Registration Statement (Registration No. 333-35377) on Form S-4 of the Company, as amended, first filed with the Commission on September 11, 1997 pursuant to the Securities Act, including the Joint Proxy Statement/Prospectus dated September 15, 1997 included therein.

         The following documents, which Excelcom, Inc., a Delaware corporation formerly named EXCEL Communications, Inc. ("Excelcom") (File No. 001-14322), has previously filed with the Commission under the Exchange Act, are incorporated in this Registration Statement by reference and shall be deemed a part hereof:

         (a) Excelcom's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b) Excelcom's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997;

         (c) Excelcom's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997; and

         (d) Excelcom's Current Reports on Form 8-K dated March 31, 1997, June 5, 1997 and June 25, 1997.

         The following documents, which Telco Communications Group, Inc., a Virginia corporation ("Telco") (File No. 0-28668), has previously filed with the Commission under the Exchange Act, are incorporated in this Registration Statement by reference and shall be deemed a part hereof:

         (a) Telco's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Form 10- K/A, dated September 11, 1997;

         (b) Telco's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997;

         (c) Telco's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997; and

         (d) Telco's Current Reports on Form 8-K dated March 11, 1997, March 18, 1997, April 15, 1997, June 5, 1997 and June 24,
                 1997.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed amendment to this Registration Statement, or in any document that also is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation to indemnify any of its directors or officers who was or is a party, or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Article 7 of the Amended and Restated Certificate of Incorporation of the Company makes mandatory the indemnification expressly authorized under the DGCL and permits the Company to enter into agreements with any director or officer for the purpose of providing for such indemnification.

         Pursuant to Section 7.7 of the Agreement and Plan of Merger dated as of June 5, 1997 among the Company, Excelcom, Telco and certain other parties thereto named therein (the "Merger Agreement"), (a) for a period of six years after October 14, 1997 (the "Effective Time"), (i) the Company and Telco jointly and severally shall indemnify the directors and officers of Telco who hold such positions at any time during the period from the date of the Merger Agreement through the Effective Time to the fullest extent to which Telco is permitted to indemnify such officers and directors under the Telco charter, the Telco bylaws and applicable law (including, without limitation, indemnification for actions in the right of Telco) and (ii) the Company and Excelcom jointly and severally shall indemnify the directors and officers of Excelcom who hold such positions at any time during the period from the date of the Merger Agreement through the Effective Time to the fullest extent to which Excelcom is permitted to indemnify such officers and directors under the Excelcom charter, the Excelcom bylaws and applicable law and (b) for a period of four years after the Effective Time, the Company shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Telco (provided that the Company may substitute therefor policies of at least the same coverage and amounts and containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time.

         The Company currently has in effect a directors and officers liability insurance policy covering the directors and executive officers of the Company, Excelcom and Telco.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

    Exhibit
     Number                     Document Description
    -------                     --------------------

      4.1 Amended and Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 4.1 to Post-Effective Amendment No. 1 on Form S-8 to the Company's Registration Statement on Form S-4 (Commission File No. 333-35377)).

      4.2        Bylaws of the Company (incorporated by reference to Exhibit
                 3.2 to the Company's Registration Statement on Form S-4, as amended (Commission File No. 333-35377)).

      4.3 Specimen certificate for the Company's Common Stock (incorporated by reference to Exhibit 4.3 to Post-Effective Amendment No. 1 on Form S-8 to the Company's Registration Statement on Form S-4 (Commission File No. 333-35377)).

      4.4*       EXCEL Communications, Inc. 1997 Stock Option Plan.

      4.5*       EXCEL Communications, Inc. 1997 Director Stock Option Plan.

      5.1* Opinion of Munsch Hardt Kopf Harr & Dinan, P.C. regarding the validity of the securities being registered.

      23.1 Consent of Munsch Hardt Kopf Harr & Dinan, P.C. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

      23.2* Consent of Arthur Andersen LLP, independent public accountants of Excelcom.

      23.3* Consent of Deloitte & Touche LLP, independent public accountants of Telco.

      24.1 Powers of Attorney (included on the signature page of this Registration Statement).

___________________
*Filed herewith.

ITEM 9.  UNDERTAKINGS.

         (a)     The Company hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (notwithstanding the foregoing, any increase or decrease in the volume of the securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement);

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change in the information set forth in this Registration Statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section

15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 17, 1997.

                                        EXCEL COMMUNICATIONS, INC.


                                        By:  /s/  JOHN J. McLAINE
                                           ----------------------------------
                                                  John J. McLaine
                                                  President and Chief Operating
                                                  Officer

         The undersigned directors and executive officers of EXCEL Communications, Inc. each hereby constitutes and appoints Kenny A. Troutt and John J. McLaine, and each of them, with full power to act without the other and with full power of substitution, the undersigned's true and lawful attorneys-in-fact with full power to execute in the undersigned's name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection with the Commission, and hereby ratifies and confirms all that such attorneys-in-fact, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                         Signature                                       Title                          Date
                         ---------                                       -----                          ----
     /s/     KENNY A. TROUTT                              Chairman of the Board, Chief            October 17, 1997
     --------------------------------------------------   Executive Officer, and Director
             Kenny A. Troutt                              (Principal Executive Officer)

     /s/     JOHN J. McLAINE                              President, Chief Operating Officer      October 17, 1997
     --------------------------------------------------   and Director
             John J. McLaine

     /s/     CRAIG E. HOLMES                              Vice President and Chief Accounting     October 17, 1997
     --------------------------------------------------   Officer (Principal Accounting
             Craig E. Holmes                              Officer)

     /s/     NICHOLAS A. MERRICK                          Executive Vice President and Chief      October 17, 1997
     ------------------------------------------------     Financial Officer (Principal
             Nicholas A. Merrick                          Financial Officer)

                                                          Executive Vice President of             October   , 1997
     --------------------------------------------------   Marketing and Director
             Stephen R. Smith

     /s/     DONALD A. BURNS                              Executive Vice President and            October 17, 1997
     -----------------------------------------------      Director
             Donald A. Burns

     /s/     HENRY G. LUKEN, III                          Executive Vice President and            October 17, 1997
     ------------------------------------------------     Director
             Henry G. Luken, III

     /s/     RONALD A. McDOUGALL                          Director                                October 17, 1997
     ----------------------------------------
             Ronald A. McDougall

     /s/     T. ALLAN McARTOR                             Director                                October 17, 1997
     ----------------------------------------------
             T. Allan McArtor

                                 EXHIBIT INDEX

Exhibit
Number                         Document Description
-------                        --------------------
 4.1             Amended and Restated Certificate of Incorporation of the
                 Company, as amended  (incorporated by reference to Exhibit 4.1 to Post-Effective Amendment No. 1 on Form S-8 to the Company's
                 Registration Statement on Form S-4 (Commission File No.
                 333-35377)).

 4.2             Bylaws of the Company (incorporated by reference to Exhibit
                 3.2 to the Company's Registration Statement on Form S-4, as amended (Commission File No. 333-35377)).

 4.3             Specimen certificate for the Company's Common Stock
                 (incorporated by reference to Exhibit 4.3 to Post-Effective
                 Amendment No. 1 on Form S-8 to the Company's Registration
                 Statement on Form S-4 (Commission File No. 333-35377)).

 4.4*            EXCEL Communications, Inc. 1997 Stock Option Plan.

 4.5*            EXCEL Communications, Inc. 1997 Director Stock Option Plan.

 5.1* Opinion of Munsch Hardt Kopf Harr & Dinan, P.C. regarding the validity of the securities being registered.

 23.1 Consent of Munsch Hardt Kopf Harr & Dinan, P.C. (included in the opinion filed as Exhibit 5.1 to this Registration
                 Statement).

 23.2* Consent of Arthur Andersen LLP, independent public accountants of Excelcom.

 23.3* Consent of Deloitte & Touche LLP, independent public accountants of Telco.

 24.1 Powers of Attorney (included on the signature page of this Registration Statement).


___________________
*Filed herewith.